UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): May 22, 1996

               Merit Behavioral Care Corporation
      (Exact Name of Registrant as Specified in Charter)

                           Delaware
         (State or Other Jurisdiction of Incorporation)

   33-80987                               22-3236927
(Commission File Number)               (IRS Employer
of Incorporation)                    Identification No.)


      One Maynard Drive, Park Ridge, New Jersey  07656
     (Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (201) 391-8700

                              N/A
  (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.   OTHER EVENTS

     Merit Behavioral Care Corporation announced today that it has reached an agreement in principle to form a strategic alliance with Prudential HealthCare, a business unit of The Prudential Insurance Company of America, to provide mental health and substance abuse services to Prudential HealthCare customers and members on a national basis as described in the attached press release. The alliance is conditional upon the successful completion of negotiations among the parties concerning the terms of the arrangement.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registranbt has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MERIT BEHAVIORAL CARE CORPORATION

                                       /s/ Arthur H. Halper
                                       _________________________________
                                       Arthur H. Halper,
                                       Executive Vice President and
                                       Chief Financial Officer

Date: May 23, 1996






FOR IMMEDIATE RELEASE                   Contact: Mafalda Arena
                                                 201/782-3260


          MERIT BEHAVIORAL CARE TO FORM ALLIANCE WITH
          PRUDENTIAL HEALTHCARE TO PROVIDE BEHAVIORAL
             HEALTH SERVICES TO PRUDENTIAL MEMBERS


     PARK RIDGE, New Jersey, May 22, 1996 -- Merit Behavioral Care Corporation (MBC), one of the nation's largest managed behavioral healthcare companies, announced today that it has reached agreement in principle to form a strategic alliance with Prudential HealthCare, a business unit of The Prudential Insurance Company of America, to provide mental health and substance abuse services to Prudential HealthCare customers and members on a national basis. Prudential HealthCare, which markets health plans issued by The Prudential and its health maintenance organization (HMO) subsidiaries, also selected Value Behavioral Health, Inc. to participate in the alliance. The alliance is conditioned upon the successful completion of negotiations among the parties concerning the terms of the arrangement.

       It is expected that Prudential HealthCare will roll out services under the new alliance to its managed care plans in selected geographic markets beginning July 1, 1996, subject to execution of definitive agreements and receipt of appropriate regulatory approvals. The markets to be serviced by each of MBC and Value Behavioral will be determined by Prudential HealthCare on a market by market basis.

     Commenting on the selection of MBC and Value Behavioral as alliance participants, Samuel Havens, president, Prudential HealthCare, said "These companies have demonstrated an ability to deliver quality, cost-effective behavioral health care. Through the alliance, we can strengthen Prudential HealthCare's operations across the board in areas such as quality improvement, member services and management systems, and improve our members' access to the full continuum of behavioral health care treatments."

       "MBC is thrilled to join Prudential HealthCare and Value Behavioral in this exciting cooperative undertaking," said Albert S. Waxman, Chairman and Chief Executive Officer of MBC. "The alliance will set national standards for quality and performance, while delivering services to meet local requirements in the more than 40 major markets in which Prudential HealthCare plans are located. The initiative will combine the strengths of the three alliance participants, with a view to delivering fully integrated, comprehensive behavioral health services to Prudential HealthCare members nationally. We believe the alliance presents a unique opportunity for Prudential HealthCare to improve the quality and consistency of health care services across its various products and markets, while delivering a more competitive product for its customers and members."

     MBC currently provides behavioral healthcare services to more than 15 million people and 1,000 clients across all 50 states through a national network of 30,000 staff and network providers and facilities. Clients include corporations, union trusts, insurance carriers, HMOs, Blue Cross Blue Shield organizations and government entities. MBC management, in conjunction with affiliates of Kohlberg Kravis Roberts & Co. (KKR), acquired MBC from Merck & Co., Inc. in a transaction completed in October, 1995.